FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2012

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On May 8, 2012, Evolving Systems, Inc. (the “Company”) declared a special dividend of $1.70 per share, or approximately $19.1 million, which is to be paid on May 29, 2012. This dividend was in addition to the special dividend of $2.00 per share paid on January 3, 2012 and the Company’s regular $0.05 quarterly dividend paid April 13, 2012.  Following the May 29th dividend, the Company will have returned approximately $42.0 million to stockholders in 2012.

The Company evaluated whether the May 29th distribution should be treated as a dividend for tax withholding purposes and on May 25, 2012, the Company instructed its transfer agent to not treat the distribution as a dividend. This conclusion was reached because the Company does not have accumulated earnings and profits and expects that its current earnings and profits in the United States during 2012 will be less than $22.9 million, the amount paid in dividends in 2012 prior to the May 29th distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: May 29, 2012	By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Vice President of Finance and Administration